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                                                                    Exhibit 21.1
                    SUBSIDIARIES OF BIONX IMPLANTS, INC. (1)



NAME OF SUBSIDIARY    JURISDICTION OF ORGANIZATION     BUSINESS NAME
--------------------  ----------------------------  --------------------

DOMESTIC:

  Biostent, Inc.      New Jersey                    Bionx Implants, Inc.

  Orthosorb, Inc.     New Jersey                    Bionx Implants, Inc.

INTERNATIONAL:

  Biocon OY           Finland                       Biocon OY

  Bioscience OY       Finland                       Bioscience OY
_________________
(1)  All subsidiaries are wholly-owned by the Registrant.